INDEMNITY AGREEMENT

THIS AGREEMENT is made effective as of ___________, 2007, by and between TESCO CORPORATION, a corporation incorporated under the Alberta Business Corporations Act (the "Indemnitor"), and _____________, an Officer of the Indemnitor (the "Indemnitee").

WHEREAS the Indemnitor wishes to induce the Indemnitee to serve or continue to serve as an Officer of the Indemnitor; and

WHEREAS the Indemnitee is willing, under certain circumstances, to serve as an Officer of the Indemnitor; and

WHEREAS the Indemnitee has indicated that he does not regard the indemnities available under the By-Laws of the Indemnitor as adequate to protect him against the risks associated with his acting as an Officer of the Indemnitor; and

WHEREAS Section 124 of the Alberta Business Corporations Act, under which law the Indemnitor is incorporated (the "Act") empowers corporations to indemnify a person serving as an Officer of the Indemnitor;

NOW THEREFORE in consideration of his service as an Officer of the Indemnitor, the Indemnitor hereby agrees to indemnify the Indemnitee as follows:

  Indemnity

    To the full extent permitted by law, the Indemnitor shall indemnify the Indemnitee, his heirs and his legal representatives from and against any Expenses (as hereinafter defined) reasonably incurred by the Indemnitee or which the Indemnitee becomes legally obligated to pay in connection with any Proceeding (hereinafter defined) by reason of the fact that Indemnitee is or was an Officer of the Indemnitor; by reason of any actual or alleged error or misstatement or misleading statement made or suffered by Indemnitee; or by reason of any action taken by him or of any inaction on his part while acting as such Officer; provided that in each such case:

      the Indemnitee acted honestly and in good faith with a view to the best interests of the Indemnitor; and

      in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnitee had reasonable grounds to believe that his conduct was lawful.

    In the event that the approval of a court is required to affect any indemnification granted hereunder, the Indemnitor agrees to use its best efforts to obtain the court's approval to such indemnification provided that the conditions in paragraph 1(a)(i) and (ii) hereof are met. Notwithstanding the foregoing, the Indemnitee may apply to the court for an order approving any indemnity by the Indemnitor of the Indemnitee pursuant to this Agreement.

    The Indemnitor further agrees that:

      it will maintain a comprehensive policy of insurance with respect to liability relating to its directors and officers and that the Indemnitor will use its reasonable best efforts to include the Indemnitee as an insured under such policy to the maximum extent reasonably possible;

      it will indemnify the Indemnitee promptly for any Expenses that the Indemnitee incurs pursuant to paragraph 1(a) hereof, notwithstanding that any such Expenses are or may be covered by any contract of insurance under which the Indemnitor or the Indemnitee is insured; and

      it will fully indemnify the Indemnitee for any Expenses that the Indemnitee incurs pursuant to paragraph 1(a) hereof, notwithstanding any deductible amounts or policy limits contained in any contract of insurance under which the Indemnitor or the Indemnitee is insured.

  Proceeding Defined

  As used in this Agreement, the term "Proceeding" shall include, without limitation,

    any threatened, pending or completed claim; and

    any civil, criminal or administrative action, suit or proceeding;

  in any case to which the Indemnitee may be or may have been involved, as a party or otherwise (including any actions, proceedings, investigations, inquiries or hearings in which the Indemnitee is compelled by authorities or requested by the Indemnitor to participate, whether or not charges have been laid against the Indemnitee or the Indemnitor).

  Expenses Defined

  As used in this Agreement, the term "Expenses" shall include, without limitation, costs, charges, expenses, including all legal fees as between a solicitor and his client and other professional fees and out-of-pocket expenses for attending discoveries, trials, hearings and meetings to prepare for Proceedings; and including any amounts paid to settle a Proceeding or satisfy a judgment or any fines or penalties levied, any costs, charges and expenses of establishing a right to indemnification hereunder and any income taxes incurred by the Indemnitee as a result of receiving indemnity payments hereunder.

  Enforcement

  If a claim or request under this Agreement is not paid by the Indemnitor, or on its behalf, within thirty days after a written claim or request has been received by the Indemnitor, the Indemnitee may at any time thereafter bring suit against the Indemnitor to recover the unpaid amount of the claim or request and if successful in whole or in part, the Indemnitee shall also be entitled to be paid the Expenses of prosecuting such suit. The Indemnitor shall have the right to recoup from the Indemnitee the amount of any item or items of Expenses paid by the Indemnitor pursuant to this Agreement, to the extent such Expenses are not reasonable in nature or amounts; provided, however, that the Indemnitor shall have the burden of proving such Expenses to be unreasonable. The burden of proving that the Indemnitee is not entitled to indemnification for any other reason shall be upon the Indemnitor.

  Subrogation

  In the event of payment under this Agreement, the Indemnitor shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Indemnitor effectively to bring suit to enforce such rights.

  Exclusions

  The Indemnitor shall not be liable under this Agreement to pay any Expenses in connection with any claim made against the Indemnitee:

    to the extent that payment is actually made to the Indemnitee under a valid, enforceable and collectible insurance policy;

    to the extent that the Indemnitee is indemnified and actually paid otherwise than pursuant to this Agreement;

    in connection with a judicial action by or in the right of the Indemnitor, in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable for willful neglect or willful misconduct in the performance of his duty to the Indemnitor, unless and only to the extent that any court in which such action was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper;

    it is proved by final judgment in a court of law or other adjudication to have been based upon or attributable to the Indemnitee in fact having gained any personal profit or advantage to which he was not legally entitled;

    for a disgorgement of profits made from the purchase and sale by the Indemnitee of securities;

    brought about or contributed to by the dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to the Indemnitee shall establish that he committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated; or

    for any judgment, fine or penalty which the Indemnitor is prohibited by applicable law from paying as indemnity or for any other reason.

  Indemnification of Expenses of Successful Party

  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceedings or in defense of any claim, issue, or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against any and all Expenses incurred in connection therewith.

  Partial Indemnification

  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Indemnitor for some or a portion of Expenses, but not, however, for the total amount thereof, the Indemnitor shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

  Advances of Expenses

  Any Expenses incurred by the Indemnitee in connection with any Proceeding, except the amount of any settlement, shall be paid by the Indemnitor in advance (such payment herein called the "Advance") upon request of the Indemnitee that the Indemnitor pay such Expenses. Indemnitee hereby undertakes to repay to the Indemnitor the amount of any Advance to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified in respect of such Expenses.

  Approval of Expenses

  No Expenses for which indemnity shall be sought under this Agreement, other than those in respect of judgments and verdicts actually rendered, shall be incurred without the prior consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.

  Notice of Claim

  The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Indemnitor notice in writing as soon as practicable of any claim made against him for which Indemnity will or could be sought under this Agreement. Notice to the Indemnitor shall be given by way of a written notice to its address (or such other address as the Indemnitor shall designated in writing to the Indemnitee), and the notice shall be directed to the Secretary. Notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. Notice sent by means of electronic telecommunication shall be deemed to have been received on the date of its transmission. In addition, the Indemnitee shall give the Indemnitor such information and cooperation as it may reasonably require and as shall be within the Indemnitee's power.

  Defense of Claim

  With respect to any Proceeding as to which the Indemnitee notifies the Indemnitor of the commencement thereof;

    the Indemnitor will be entitled to participate therein at its own expense;

    except as otherwise provided below, to the extent that it may wish, the Indemnitor will be entitled to assume the defense thereof, with counsel satisfactory, acting reasonably, to the Indemnitee. After notice from the Indemnitor to the Indemnitee of its election to assume the defense thereof, the Indemnitor shall not be liable to the Indemnitee under this Agreement for any legal or other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ his own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Indemnitor of their assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Indemnitor, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Indemnitor and the Indemnitee in the conduct of the defense of such action, or (iii) the Indemnitor shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Indemnitor. The Indemnitor shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Indemnitor or as to which the Indemnitee shall have made the conclusion provided for in (ii) above; and

    the Indemnitor shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Indemnitor shall not settle any action or claim in any manner which would impose any penalty or limitation on the Indemnitee without Indemnitee's written consent. Neither the Indemnitor nor the Indemnitee will unreasonably delay or withhold its/his consent to any proposed settlement.

  Counterparts

  This Agreement may be executed in multiple counterparts, all of which taken together shall constitute one instrument.

  Indemnification Hereunder Not Exclusive

  Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the Certificate of Incorporation or By-Laws of the Indemnitor and amendments thereto or under law.

  Governing Law

  This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta.

  Severability

  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

    the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing such provisions held to be invalid, illegal or unenforceable, that are not of themselves in whole invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

    to the fullest possible extent, the provisions of this Agreement (including, without limitations, all portions or any paragraphs of this Agreement containing any such provisions held to be invalid, illegal or unenforceable, that are not of themselves in whole invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision which is held to be invalid, illegal or unenforceable.

  Coverage

The provisions of this Agreement shall apply with respect to the Indemnitee's service as an Officer of the Indemnitor prior to the date of this Agreement and with respect to all periods of such service after the date of this Agreement, even though Indemnitee may have ceased to be a Director of the Indemnitor.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

TESCO CORPORATION ______________________________

Per: _________________________ ______________________________

Signature

Per: _________________________ ______________________________

Witness